THE EUROPE FUND, INC.
				 P R O X Y
	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JOINT SPECIAL MEETING OF STOCKHOLDERS -- FEBRUARY 25, 1998

	       The undersigned, revoking previous proxies, hereby appoints Anthony M. Solomon, J. Loughlin Callahan and Thaddea M. Feldman, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of common stock of The Europe Fund, Inc. which the undersigned is entitled to vote at the Joint Special Meeting of Stockholders of The Europe Fund, Inc. and The United Kingdom Fund Inc., to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, 4th Floor, New York, New York, on February 25, 1998, at 10:00 a.m., New York City time, and at any and all adjournments thereof.

						   (Continued on reverse side)



Please mark boxes [ ] or X in blue or black ink

1. Approval of a new investment management agreement between The Europe Fund, Inc. and Mercury Asset Management International Channel Islands Ltd.

       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

2. Approval of a new investment advisory agreement between Mercury Asset Management International Channel Islands Ltd. and Mercury
       Asset Management International Ltd.

       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. To transact such other business as may properly come before the meeting.


				    Please mark, date and sign as your name
				    appears and return in the enclosed
				    envelope.  If acting as executor,
				    administrator, trustee, guardian, etc.,
				    you should so indicate when signing.
				    If the signer is a corporation, please
				    sign the full corporate name, by duly
				    authorized officer.  If shares are held
				    jointly, each stockholder named should
				    sign.

				    The undersigned, hereby acknowledges
				    receipt of a copy of the accompanying
				    notice of meeting and proxy statement
				    and hereby revokes any proxy or proxies
				    heretofore given.

				    Dated                       , 1998
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						  Signature

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						  Signature


PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE - NO POSTAGE IS REQUIRED